                                                                    EXHIBIT 10.1

                                      LEASE


                  THIS LEASE (this "LEASE") is dated as of November 7, 2005 by and between HINES NURSERIES, INC., a California corporation ("TENANT"), and QUANTUM VENTURES, LLC, a Florida limited liability company("LANDLORD").

                                 R E C I T A L S

         A. Landlord is the current owner of the approximately 121.92 acre parcel of property (the "Property") located at 17455 SW 157th Avenue, in Miami-Dade County, State of Florida, which is depicted and described on EXHIBIT A attached hereto and made a part hereof.

         B. This Lease has been entered into pursuant to the terms of that certain Real Property Purchase and Sale Agreement and Escrow Instructions by and between Landlord and Tenant, dated as of September 12, 2005 (the "PURCHASE AGREEMENT").

         C. As material consideration for Tenant's execution of the Purchase Agreement and the sale of the Property to Landlord, Landlord has agreed to lease the Premises (defined below) to Tenant, and Tenant has agreed to lease the Premises from Landlord, pursuant to the terms and conditions of this Lease from and after the "Closing" (as such term is defined in the Purchase Agreement).

         NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1. LEASE. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for the Lease Term, on the basis of all of the terms, covenants and conditions set forth in this Lease.

2. TERM AND PREMISES. The term of this Lease ("LEASE TERM") shall begin on November 7, 2005 (the "COMMENCEMENT DATE") and shall end on September 14, 2007, subject to possible extension as provided below in this Section 2. The term "PREMISES" shall mean: (a) the entire Property for the period from the Commencement Date through and until September 15, 2006, subject to possible extension as provided below in this Section 2 (the "FIRST PERIOD OF THE LEASE TERM"), and (b) the portion of the Property (the "REDUCED PREMISES") described on EXHIBIT B attached hereto and made a part hereof for the period from September 15, 2006 until September 14, 2007, subject to possible extension as provided below in this Section 2 (the "SECOND PERIOD OF THE LEASE TERM"; the last scheduled day of the First Period of the Lease Term and the Second Period of the Lease Term are each referred to herein as a "LEASE TERM DATE"). Tenant shall have the right in its sole and absolute discretion by written notice to the Landlord at least thirty (30) days prior to each scheduled Lease Term Date to extend the Lease Term Date for the First Period of the Lease Term for a period of up to thirty (30) days and to extend the Lease Term Date for the Second Period of the Lease Term for a period of up to ninety (90) days (each an "EXTENSION PERIOD").

3. RENT. Tenant will pay to Landlord a fixed rent (the "RENT") for the use and occupancy of the Premises, which shall be (a) for the First Period of the Lease Term, including any Extension Period applicable thereto, the sum of Sixty Thousand Seven Hundred Ninety-Five and 00/100 Dollars ($60,795) per year, payable in twelve (12) equal monthly installments of Five Thousand Sixty-Six and 25/100 Dollars ($5,066.25), and (b) for the Second Period of the Lease Term the sum of Forty-Four Thousand Six Hundred Five and 00/100 Dollars ($44,605) per year, payable in twelve (12) equal monthly installments of Three Thousand Seven Hundred Seventeen and 08/100 Dollars ($3,717.08); provided however that for any Extension Period for the Second Period of the Lease Term shall be (i) the same as prior to such extension for the first thirty (30) days of such Extended Period, (ii) Fifty Thousand and 00/100 Dollars ($50,000.00) for the second thirty (30) days of the Extension Period, and (iii) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) for the third thirty (30) days of the Extension Period. The Rent, plus applicable sales and use tax, shall be payable on the first day of each and every month in advance. The Rent shall not be increased for any reason during the Lease Term. The Rent for any fractional month at the beginning or end of the Lease Term shall be prorated. There shall be no security deposit under this Lease. All rent shall be paid to Landlord at Landlord's address set forth in Section 15. The Rent for any fractional period of less than thirty (30) days of any Extension Period shall be prorated for the actual days of the Extended Period.

4. UTILITIES; PROPERTY TAXES.

         (a) UTILITIES. Tenant shall, at its own cost and expense, arrange and pay for all water, electricity, gas, and any other utilities used, desired, or required by Tenant in its operations on the Premises.

         (b) PERSONAL PROPERTY TAXES. Tenant shall pay or cause to be paid and provide written proof of such payment to Landlord, not less than five (5) days prior to November 30th, all personal property taxes and assessments levied upon any equipment, furniture, fixtures, or other personal property located in, on, or about the Premises and any improvements thereon.

         (c) REAL PROPERTY TAXES. Tenant shall pay or cause to be paid and provide written proof of such payment to Landlord, not less than five (5) days prior to November 30th of each year, all ad valorem real property taxes due for the Premises during the Lease Term. Landlord shall pay for any assessments due on the Property during the Lease Term. Any real property taxes for the year in which this Lease commences or ends shall be apportioned and adjusted. After the expiration of the Lease Term or the earlier termination of this Lease, when the final determination is made of Tenant's share of real property taxes for the Lease Term, Tenant or Landlord, as the case may be, shall promptly pay the other the amount of any sum additionally owed or to be reimbursed. If the Premises at any time is not separately assessed for real property tax purposes (e.g., the Reduced Premises), property taxes shall be apportioned between the Premises and any other property based upon acreage, provided that any property taxes attributable to improvements upon a particular property shall be attributed to the land upon which such improvements are located.

5. USE AND CONDITION OF PREMISES. Tenant shall continue to use the Premises for the operation of a nursery and any incidental uses (the "PERMITTED USE"), and may maintain plants, equipment and improvements upon the property in connection with such use. The foregoing shall include all historic plant nursery uses of the Property by Tenant during its prior ownership of the property. Landlord shall not enter into any agreement with any governmental entity or any third party that would prohibit or restrict such Permitted Use by Tenant. Tenant will maintain the Premises in a clean and safe condition and will comply with all laws, ordinances, orders, rules and regulations with reference to the use, condition or occupancy of the Premises, however, notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for, nor shall Tenant be required to repair, cure or remediate, any condition existing on the Property as of the date Landlord acquires the Property from Tenant pursuant to the Purchase Agreement (each such condition being referred to herein as an "EXISTING CONDITION"). Tenant will secure at its own expense all permits and licenses required for the transaction of business on the Premises in accordance with the Permitted Use. Tenant acknowledges and agrees that Landlord has made no representation or warranty, express or implied, as to the habitability, suitability, quality, condition or fitness of the Premises. Landlord shall deliver the Premises as is, with all faults and Tenant has accepted the Premises as being in good and satisfactory condition, suitable for the purposes herein intended.

6. RESIDENTIAL ENTITLEMENTS. Landlord and Tenant acknowledge that Landlord is seeking the Residential Development Entitlements (as defined in the Purchase Agreement) at Landlord's sole cost and expense. Upon written request from Tenant from time to time during the term of this Lease, Landlord use good faith efforts to keep Tenant apprised of the terms and status of the Residential Development Entitlements, and Landlord shall also use good faith efforts to provide prior notice to Tenant of any public hearings or meetings with the County regarding Residential Development Entitlements impacting Tenant's ongoing use of the Premises or the subdivision of the Premise . Until the expiration or termination of this Lease, Landlord shall not enter into any agreement with any governmental entity or any third party that would prohibit or restrict the Permitted Use of the Premises by Tenant during the term of this Lease.

7. TENANT RESPONSIBILITY FOR MAINTENANCE. Tenant agrees to, at its sole cost and expense, to (i) maintain the Premises in substantially the same physical condition as of the date of Landlord's acquisition of the Premises from Tenant pursuant to the Purchase Agreement, reasonable and ordinary wear, condemnation and tear and casualty damage excepted, and (ii) keep the Premises free and clear of all liens or claims of any kind for labor or material, except as may be caused by Landlord or Landlord's employees, agents or consultants.

8. ASSIGNMENT, SUBLETTING, AND ENCUMBRANCE. Tenant shall not assign its interest in this Lease nor sublet the Premises, or any part thereof (each, a "TRANSFER") without the prior written consent of Landlord, which shall not be unreasonably withheld. Notwithstanding the foregoing, none of the following events shall constitute a Transfer or require the prior written consent of Landlord: (a) a change in the control of day-to-day management of Tenant, (b) any sale or transfer of the stock or ownership interests in Tenant, (c) any sublease, assignment or other transfer of the interest in Tenant in and to this Lease to any entity controlling, controlled by or under common control with Tenant, or
(d) any access onto the Premises by Tenant's customers or business invitees.

9. SURRENDER. Upon the expiration of the Lease Term or any prior termination of this Lease, Tenant shall surrender the Premises (or applicable portion thereof at the end of the First Period of the Lease Term) free of trash or debris. Tenant shall have the right, but not the obligation, to remove any Improvements (as defined in the Purchase Agreement) located upon the Premises prior to the expiration or termination of the Lease. Any Improvement that Tenant elects to leave on the Premises shall become the property of Landlord, and Landlord shall accept the Premises with such Improvement and assume responsibility for removal or demolition of same, without any credit, offset, or compensation.

10. RIGHT OF ACCESS. Landlord or Landlord's representatives shall have the right to enter into and upon the Premises upon at least twenty-four (24) hours prior written notice, except in the event of an emergency where no notice shall be required and at all times accompanied by a representative of Tenant (i) to inspect the Premises or (ii) to show the Premises to prospective purchasers, venture partners or lenders. Landlord shall use commercially reasonable efforts to effect such entry in a manner that will minimize any interruption with respect to Tenant's business and other activities conducted on the Premises, and Landlord shall promptly repair any damage caused by Landlord or its employees, agents or consultants by their entry onto the Premises.

11. LIABILITY; INDEMNITY.

         (a) TENANT. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all causes of action, claims, suits, judgments, losses, costs, obligations, damages, expenses, interest, and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property arising out of or in connection with Tenant's activities on the Premises to the extent such injury or damage has been caused by the act, negligence, fault, or omission of Tenant, its agents, servants, contractors, employees, representatives, licensees, customers, or invitees or Tenant's breach of any its covenants under this Lease regarding maintenance or operations; provided, however, that the foregoing shall be limited as follows: (i) Tenant shall not be liable to Landlord for the remediation of any Existing Conditions; (ii) Tenant shall not be liable to Landlord for any consequential damages, punitive damages, lost profits or foregone business opportunities; and
                  (iii) Tenant shall not be liable to Landlord for the subsurface migration of hazardous materials to the Premises or for any hazardous materials released on or about the Property by Landlord or its agents, employees, contractors or representatives or any neighboring property owners or occupants (except for Tenant, Tenant's agents, guests and/or employees during the Lease Term).

         (b) LANDLORD. Landlord shall indemnify, defend, protect, and hold Tenant harmless from and against any and all causes of action, claims, suits, judgments, losses, costs, obligations, damages, expenses, interest, and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property arising out of or in connection with Landlord's activities on the Premises to the extent such injury or damage has been caused by the act, negligence, fault, or omission of Landlord, its agents, servants, contractors, employees, representatives, licensees, or invitees; provided, however, that the foregoing shall be limited as follows: Landlord shall not be liable to Tenant for any consequential damages, punitive damages, lost profits or foregone business opportunities.

         (c) The foregoing indemnification provisions contained in Section 11 shall survive the termination of this Lease.

12. TENANT INSURANCE. Tenant shall, at its sole cost and expense, at all times during the Lease Term, maintain at a minimum a customary commercial general liability insurance policy with not less than One Million Dollars ($1,000,000.00) combined single limit coverage for both bodily injury and property damage and with umbrella coverage providing at least an additional Two Million Dollars ($2,000,000.00), and insuring against any liability arising out of the ownership, use, occupancy, and maintenance of the Premises and all areas immediately appurtenant thereto. Said insurance coverage shall name Landlord as an additional insured. In addition, Tenant shall maintain at its sole cost and expense at all times during the Lease Term worker's compensation and employer's liability insurance as required by applicable law covering its employment of all persons employed on the Premises.

13. TENANT DEFAULT. Tenant shall be deemed in "TENANT DEFAULT" of this Lease if
(i) Tenant fails to pay any installment of Rent when due and fails to cure such delinquency within five (5) days after receipt of a written notice of such delinquency (provided that such five day cure period shall only apply to the first two delinquencies in any calendar year) or (ii) Tenant fails to perform or comply with any of the other material covenants, terms, or conditions of this Lease that is not cured within thirty (30) days of written notice from Landlord, provided however, as to non-monetary defaults, it will not constitute a Tenant Default if the matter cannot, employing all reasonable diligent efforts, be cured within such thirty (30) day period, so long as Tenant has within such thirty (30) day period commenced curing such material breach and thereafter diligently and continuously proceeds with the curing of same within a reasonable period of time. Upon a Tenant Default, Landlord shall have the option to pursue any remedy available to Landlord at law or in equity for the breach of this Lease, provided, however, that in any action for damages, Landlord shall only be entitled to recover its actual damages and shall have no right to recover consequential damages, punitive damages, lost profits or foregone business opportunities. Monetary payments not made by Tenant after the five (5) day cure period shall bear compound interest per annum from and after the date it was due at the lesser of (i) the Prime Rate (as defined by The Wall Street Journal from time to time), plus five percent (5%), or (ii) the maximum amount of interest permitted by law.

14. DEFAULT BY LANDLORD. Landlord shall not be in default of any obligation of Landlord hereunder (a "LANDLORD DEFAULT") unless and until Landlord has failed to perform such obligation within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, it will not constitute a Landlord Default if the matter cannot, employing all reasonable diligent efforts, be cured within such thirty (30) day period, so long as Tenant has within such thirty (30) day period commenced curing such material breach and thereafter diligently and continuously proceeds with the curing of same within a reasonable period of time. Upon a Landlord Default, Tenant shall have the option to pursue any remedy available to Tenant at law or in equity for the breach of this Lease, provided, however, that in any action for damages, Landlord shall only be entitled to recover its actual damages and shall have no right to recover consequential damages, punitive damages, lost profits or foregone business opportunities.

15. NOTICES. All notices or other communications required or permitted hereunder to be delivered as communicated from one party to another shall be in writing, and shall be personally delivered (including by means of professional messenger service), by facsimile (provided that a confirming copy is sent by air courier or messenger within two (2) business days thereafter), or by recognized overnight air courier (e.g., Federal Express) and shall be deemed received upon the date of receipt thereof and addressed as follows:

         To Landlord:                           To Tenant:

         Quantum Ventures, LLC                  Hines Nurseries, Inc.
         c/o Jose Luis Machado, Esq.            12621 Jeffrey Road
         8500 S.W. 8th Street, Suite 238        Irvine, CA 92620-2101
         Miami, Florida 33144                   Telephone:  (949) 936-8340
         Telephone:  (305) 261-5355             Facsimile:  (949) 936-8371
         Facsimile:   (305) 261-4199            Attention:  Bill Robertson

                                                With a Copy To:

                                                Paul, Hastings, Janofsky &
                                                  Walker, LLP
                                                695 Town Center Drive
                                                Seventeenth Floor
                                                Costa Mesa, California 92626
                                                Telephone: (714) 668-6236
                                                Facsimile: (714) 668-6336
                                                Attention: John F. Simonis, Esq.

Either party may specify a different address for notice purposes by delivery of written notice to the other party as provided herein.

16. SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "MORTGAGE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage is referred to herein as "LANDLORD'S MORTGAGEE"), including any modifications, renewals or extensions of such Mortgage; provided, however, such subordination shall be conditioned on Landlord's delivery of a commercially reasonable subordination, non-disturbance and subordination agreement to Tenant from each of Landlord's Mortgagees. Notwithstanding the foregoing, Tenant agrees that any such Landlord's Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as Landlord's Mortgagee may deem appropriate in its discretion. Tenant agrees to execute commercially reasonable instruments subordinating this Lease or attorning to the Landlord's Mortgagee as Landlord may request within ten (10) business days after receipt of written request from Landlord therefor. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such commercially reasonable agreements confirming such attornment as such party may reasonably request.

17. LEGAL COSTS. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Lease, then in that event the prevailing party shall be entitled to have and recover of and from the other part all costs and expenses of the action or suit, including, without limitation, reasonable attorneys' fees and other professional fees resulting therefrom.

18. HOLDING OVER. Tenant shall not be permitted to hold over for any period of time beyond the expiration or earlier termination of this Lease for any reason or length of time. If Tenant shall hold over for any period whatsoever, Tenant shall be a tenant at sufferance, subject to eviction without notice.

19. BROKERS. Landlord and Tenant each represent and warrant to the other that the representing party has taken no action which would or could result in any liability or obligation for any brokerage commission or finder's fee arising from or relating to the transaction contemplated by this Lease. Each party agrees to indemnify, defend and hold the other party harmless from any claims, demands, obligations, liabilities, losses, damages, costs or expenses, including without limitation, attorneys' fees arising in connection with any brokers or finders fees which are due or which are claimed to be due as a result of the actions of the indemnifying party. This indemnification provision shall survive the Lease Term or the earlier termination of this Lease.

20. MATTERS OF CONSTRUCTION. All exhibits attached and referred to in this Lease are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Lease. This Lease contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. Subject to this
Section 20, time is of the essence of this Lease. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal or Florida state holiday. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. Section headings shall not be used in construing this Lease. Except as expressly provided in this Lease to the contrary, no remedy conferred upon a party in this

Lease is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided). No waiver by a party of any breach of this Lease or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Lease or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Lease or shall prevent the exercise of any right by the first party while the other party continues to be so in default. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party. This Lease shall be construed and enforced in accordance with the internal laws of the State of Florida (without regard to conflicts of law). Except as expressly provided herein to the contrary, nothing in this Lease, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns. This Lease may be amended only by written amendments executed by all parties. This Lease may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                       TENANT:

Signed sealed and delivered            HINES NURSERIES, INC., a California
in the presence of:                    corporation


/S/ WILLIAM ROBERTSON                  By:   /S/ CLAUDIA PIEROPAN
--------------------------------             -----------------------------------
Print Name: WILLIAM ROBERTSON          Name: CLAUDIA PIEROPAN
            --------------------             -----------------------------------
                                       Its:  CHIEF FINANCIAL OFFICER
/S/ PAMELA SCHULTZ                           -----------------------------------
--------------------------------
Print Name: PAMELA SCHULTZ
            --------------------


                                       LANDLORD:

                                       QUANTUM VENTURES, LLC, a Florida limited liability company

/S/ JOSE LUIS MACHADO                  By:   /S/ OSCAR BARBARA
--------------------------------             -----------------------------------
Print Name: JOSE LUIS MACHADO          Name: OSCAR BARBARA
            --------------------             -----------------------------------
                                       Its:  MANAGER
                                             -----------------------------------
/S/ ANTONIO MARTINEZ
--------------------------------
Print Name: ANTONIO MARTINEZ
            --------------------

                              EXHIBIT "A" TO LEASE

                    DEPICTION AND DESCRIPTION OF THE PROPERTY

PARCEL 1:

The North Half of the Northwest Quarter of the Southeast Quarter of Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida.

AND PARCEL 2:

The South Half of the South Half of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND

PARCEL 3:

The Southwest two acres in the Northeast Quarter also know as a Tract 295.16 feet by 295.16 feet in the Southwest corner of Southwest Quarter of Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

LESS ALL DEDICATIONS AND CONVEYANCES FOR HIGHWAY AND ROAD, OVER THE FOLLOWING:

The West 35 feet of the South 295.16 feet of the Southwest Quarter of the Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The South 35 feet of the West 295.16 feet of the Southeast Quarter of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The area bounded by the North line of the South 35 feet of the Northeast Quarter of said Section 33, and bounded by the East line of the West 35 feet of the Northeast Quarter of said Section 33, and bounded by a 25 foot radius arc concave to the Northeast, said arc being tangent to both of the last described lines, as contained in instrument filed in Official Records Book 9481, Page 2273, October 26, 1976.

AND LESS

West 35 feet of South Half of South Half of the Northwest Quarter as contained in instrument filed June 14, 1940, under Clerk's File No. N-32072.

AND

PARCEL 4:

The South 340 feet of the North Three Quarters of the Northwest Quarter of
Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida, LESS the West 35 feet thereof.

PARCEL 5:

The North 160.76 feet of the West Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, subject to a dedication of the West 35 feet thereof, to Miami-Dade County, for road purposes as reflected in that Right-of-Way Deed filed August 30, 1939, in Deed Book 1996, Page 238, of the Public Records of Miami-Dade County, Florida.

AND

PARCEL 6:

The North 338 feet of the Northeast Quarter of the Southwest Quarter AND the North 338 feet of the East Half of the Northwest Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, situated, lying and being in Miami-Dade County, Florida.

AND

PARCEL 7:

Track 27 LESS the South 5 feet and external area, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 26, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 28, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Track 29, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

                              EXHIBIT "B" TO LEASE

                        DEPICTION OF THE REDUCED PREMISES